Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form S-3 (No. 333-216491)

Form S-8 (No. 333-42015)

Form S-8 (No. 333-78779)

Form S-8 (No. 333-90042)

Form S-8 (No. 333-100214)

Form S-8 (No. 333-144489)

Form S-8 (No. 333-177378)

Form S-8 (No. 333-178955)

Form S-8 (No. 333-181529)

of our reports dated February 16, 2018, with respect to the consolidated financial statements and schedule of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP, included as an exhibit to this Current Report (Form 8-K/A) of Prologis, Inc. and Prologis, L.P.

/s/ Ernst & Young LLP

Denver, Colorado

August 24, 2018